                                                                  RULE 424(b)(3)
                                                              REG. NO. 33-58482

                         SUPPLEMENT DATED JULY 1, 1999

                                     TO

                         PROSPECTUS DATED MAY 3, 1999
                                     AND
              STATEMENT OF ADDITIONAL INFORMATION DATED MAY 1, 1999

                                     FOR

                                   REGATTA-NY
                           VARIABLE AND FIXED ANNUITY

           ISSUED BY SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK


     Effective July 1, 1999, all customer service operations of Sun Life Insurance and Annuity Company of New York (the "Company") have been transferred to facilities maintained by the Company's parent, Sun Life Assurance Company of Canada (U.S.), in Massachusetts. As of the date of this Supplement, the Service Address for the Company is as follows:

            Sun Life Insurance and Annuity Company of New York
                              Service Address:
                                P.O. Box 9141
                          Boston, Massachusetts 02117
                           Toll Free (800) 447-7569
           For 24-hour automated account information: (800) 752-7218

       Additionally, the Company's overnight mailing address has changed as follows:

              Sun Life Insurance and Annuity Company of New York
                               Service Address:
                               One Copley Place
                                   Suite 200
                          Boston, Massachusetts 02116

REGNY-SUPP 7/99